SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                              ----------------------

                                     FORM 8-K



                                  CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  September 15, 1997




                              Star Banc Corporation
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)




           Ohio                       0-7601                    31-0838189
      ---------------              ------------               --------------
      (State or other               (Commission                (IRS Employer
      jurisdiction of              File Number)               Identification
      incorporation)                                              Number)


                    425 Walnut Street, Cincinnati, Ohio  45202
                 -----------------------------------------------
                     (Address of principal executive offices)





                                  (513) 632-4000
               ----------------------------------------------------
               (Registrant's telephone number, including area code)

                         This document contains 5 pages.







         ITEM 5.  OTHER EVENTS

              On September 15, 1997, Star Banc Corporation, an Ohio cor-poration ("Star"), issued a press release announcing the sign-ing of a definitive agreement providing for the merger of Great Financial Corporation, a Delaware corporation ("Great Finan-cial"), with and into Star. A copy of the press release is attached as Exhibit 99.1.

              On September 15, 1997, Star entered into an Agreement and Plan of Merger (the "Merger Agreement") with Great Financial pursuant to which Great Financial will merge with and into Star (the "Merger"). In accordance with the terms of the Merger Agreement, each share of Great Financial common stock, par value $.01 per share ("Great Financial Common Stock"), out-standing immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to re-ceive, at the election of the holder thereof, either (i) 0.929 of a share of Star common stock, par value $5.00 per share ("Star Common Stock"), and the associated preferred share pur-chase rights under Star's Rights Agreement, dated October 27, 1989, or (ii) $44.00 in cash, provided that the aggregate num-ber of shares of Great Financial Common Stock that shall be converted in the Merger into the right to receive Star Common Stock shall equal seventy percent of the issued and outstanding shares of Great Financial Common Stock immediately prior to the Effective Time.

              The Merger is intended to constitute a tax-free reorgani-zation under the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase.

              Consummation of the Merger is subject to various condi-tions, including: (i) receipt of approval by the shareholders of Great Financial of appropriate matters relating to the Merger Agreement and the Merger; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authori-ties as necessary; (iii) receipt by each of Great Financial and Star of an opinion of counsel in reasonably satisfactory form as to the tax treatment of certain aspects of the Merger; (iv) registration of the shares of Star Common Stock to be issued in the Merger under the Securities Act of 1933, as amended (the "1933 Act") and all applicable state securities laws; and (v) satisfaction of certain other conditions.

              The Merger Agreement and the transactions contemplated thereby will be submitted for approval at a meeting of the shareholders of Great Financial. Prior to such meeting, Star







         will file a registration statement with the Securities and Ex-change Commission registering under the Securities Act of 1933, as amended, the Star Common Stock to be issued in the Merger. Such shares of Star Common Stock will be offered to Great Fi-nancial shareholders pursuant to a prospectus that will also serve as a proxy statement for the shareholders' meeting.

              In connection with the Merger Agreement, Star and Great Financial entered into a Stock Option Agreement, dated Septem-ber 23, 1997 (the "Stock Option Agreement"), pursuant to which Great Financial granted to Star an irrevocable option to pur-chase, under certain circumstances, up to 2,747,083 authorized and unissued shares of Great Financial Common Stock, subject to certain adjustments, at a price of $36.00 per share (the "Star Option"), subject to certain adjustments. The Star Option, if exercised, would equal, before giving effect to the exercise of the Star Option, 19.9% of the total number of shares of Great Financial Common Stock outstanding. The Star Option was granted by Great Financial as a condition and inducement to Star's willingness to enter into the Merger Agreement. Under certain circumstances, Great Financial may be required to re-purchase the Star Option or the shares acquired pursuant to the exercise of the Star Option.


         ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                   INFORMATION AND EXHIBITS

              (c)  Exhibits.

                   The following exhibit is filed with this report:

         Exhibit 99.1 Press Release dated September 15, 1997 announc-ing the signing of a definitive merger agreement with Great Financial Corporation.







                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      STAR BANC CORPORATION




         Date:  September 25, 1997    By:  /s/ Jerry A. Grundhofer
                                           Name:  Jerry A. Grundhofer
                                           Title: Chairman, President
                                               & Chief Financial Officer







                                  EXHIBIT INDEX



         Exhibit 99.1 Press Release dated September 15, 1997 announc-ing the signing of a definitive merger agreement with Great Financial Corporation.